UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) December 16, 1998
                                                          -----------------





                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





         Massachusetts               1-5075                 04-2052042
         -------------               ------                 ----------
       (State or other      (Commission File Number)    (IRS Employer
        jurisdiction of                                 Identification No.)
        incorporation)



       45 William Street, Wellesley, Massachusetts              02481
       -------------------------------------------              -----
       (Address of principal executive offices)               (Zip Code)



                                 (781) 237-5100
                                 --------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

On December 16, 1998, John M. Kucharski, Chairman and CEO of EG&G, Inc., announced that the Company's Board of Directors has elected Gregory L. Summe to assume the position of CEO, effective January 1, 1999. (See press release attached hereto as Exhibit 99.)


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       EG&G, Inc.


                                        By /s/ John F. Alexander, II
                                           ----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)

Date: December 23, 1998
      -----------------



Item 7.  Exhibit Index

         Exhibit 99 - - Press Release dated December 16, 1998

FOR IMMEDIATE RELEASE
---------------------
December 16, 1998


                  SUMME SUCCEEDS KUCHARSKI AS CEO OF EG&G, INC.
                  ---------------------------------------------


WELLESLEY,  MASSACHUSETTS....John  M. Kucharski,  Chairman and CEO of EG&G, Inc.
today announced that the Company's Board of Directors has elected Gregory L. Summe to assume the position of CEO, effective January 1, 1999. Summe will also succeed Kucharski as Chairman at the Company's annual meeting in April. Summe, 42, currently serves as President and Chief Operating Officer and also is a member of EG&G's Board of Directors. Kucharski, 62, who announced his retirement plans in February, has held his current position since 1987, and has served EG&G for 27 years.

The change in leadership marks a significant step in EG&G's strategic plan to transform itself into a commercial technology leader. Summe, who joined EG&G in February, has led initiatives to accelerate the implementation of the strategy. By leveraging his experience in streamlining technology firms, Summe has strengthened EG&G's presence in commercial markets.

"Greg's contributions to EG&G have already been broadly recognized," stated Kucharski. "He has accelerated EG&G's consolidation, and is implementing a best-practices program that will make our quality and customer satisfaction second to none. We have exciting innovations in the works, and I am confident Greg will maintain EG&G's record of creativity, innovation and excellence."

"I am proud to lead EG&G forward," said Summe. "When John initiated EG&G's transition, he understood that its success hinges not only on effective management, but also on our ability to leverage EG&G's tradition of engineering innovation and invention. As EG&G's new leader, I will work to provide our customers, investors, employees and markets worldwide with groundbreaking, best-in-class technologies that improve people's lives."

In 1994, Chairman Kucharski made the decision to move EG&G away from weapons-related Department of Energy contracting - representing 51% of revenue and 26% of profits - in order to establish EG&G as a global technology leader. Since then, he has been the architect of a major reorganization that involved consolidations, strategic acquisitions and divestitures,



                                   -- more --

SUMME SUCCEEDS KUCHARSKI AS CEO OF EG&G, INC.
Page 2 of 2


and the rapid development of new technologies. Some particular successes under his leadership include EG&G's Astrophysics division, which makes the X-ray security devices now used in two-thirds of the world's airports and EG&G's dramatic new amorphous silicon digital X-ray technology, which displays and transmits images in real time for high-end medical applications, such as mammography. EG&G's lead customer for this technology is GE Medical Systems.

Summe, who has served as EG&G's President and COO since February 1998, previously was President of AlliedSignal's Automotive Products Group as well as its Aerospace Engines and its General Aviation Avionics divisions. Prior to AlliedSignal, he was the general manager of commercial motors at General Electric and a partner at McKinsey & Co., Inc. He started his career as a semiconductor design engineer at Mostek. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. from the Wharton School at the University of Pennsylvania.


EG&G, INC. IS A GLOBAL TECHNOLOGY COMPANY THAT PROVIDES COMPLETE SYSTEMS, AS WELL AS PRODUCTS TO MEDICAL, AEROSPACE, SEMICONDUCTOR, PHOTOGRAPHIC AND OTHER INDUSTRIES. IT DELIVERS SKILLED SUPPORT SERVICES TO GOVERNMENT AND INDUSTRIAL CUSTOMERS. BASED IN WELLESLEY, MASSACHUSETTS, EG&G HAS ANNUAL SALES OF $1.4 BILLION AND ABOUT 12,000 EMPLOYEES WORLDWIDE.

                                       ###











For further information contact:    Martin A. Reynolds, EG&G, Inc.
                                    Tel: (781) 431-4282



0886-1216A-98